Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACT: Hilary Ginsberg (212) 822-0767	NYSE: AMTG

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

SECOND QUARTER 2014 FINANCIAL RESULTS

New York, NY, August 5, 2014 - Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights

•	Net income allocable to common stock and participating securities of $40.6 million, or $1.26 per basic share of common stock ($1.25 per diluted share of common stock) comprised of:

•	Operating earnings(1) of $0.52 per share of common stock;

•	Realized net losses of $(0.46) per share of common stock;

•	Unrealized net gains of $1.21 per share of common stock; and

•	Equity award plan expenses of $(0.01) per share of common stock

•	Estimated taxable income of $0.42 per share of common stock

•	Declared a $0.42 dividend per share of common stock for the quarter, a 5% increase over the prior quarter dividend per share of common stock

Second Quarter 2014 Other Highlights

•	Book value per share of common stock of $19.49 at June 30, 2014, an increase of 4.6% over book value per share of common stock of $18.64 at March 31, 2014

•	$3.6 billion residential mortgage backed securities (“RMBS”) portfolio consisted of Agency RMBS with an estimated fair value of $2.2 billion and non-Agency RMBS with an estimated fair value of $1.4 billion

•	RMBS, securitized mortgage loans and other credit investment portfolio had a 2.6% effective net interest rate spread and a 14.1% effective levered asset yield at June 30, 2014(1)

•	Leverage multiple of 3.8x

•	$13.5 million outstanding on warehouse facility to fund the acquisition and rehabilitation of 220 homes under the Company’s bond-for-title program

(1)	Reflects a “non-GAAP” financial measure (i.e., a measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles.) See “Reconciliations of Non-GAAP Financial Measures” in this press release.

“AMTG had another solid quarter of financial and operating performance, which resulted in a 4.6% increase in the Company’s book value per share of common stock and a 5.0% increase in the Company’s dividend per share of common stock,” said Michael Commaroto, Chief Executive Officer of the Company. “AMTG’s RMBS portfolio performed well in a relatively stable mortgage market. Consistent with our constructive stance on the housing market, non-Agency RMBS, securitized mortgage loans and other credit investments accounted for 54% of AMTG’s portfolio equity allocation at quarter end. As we expand our investment platform, we continue to explore new credit initiatives to complement our existing strategy of investing in Agency and non-Agency RMBS.”

Portfolio Summary (Table 1)

The following table sets forth additional detail regarding the Company’s investments as of June 30, 2014:

	Principal Balance	Unamortized Premium/ (Discount), Net(1)	Amortized Cost (2)	Estimated Fair Value	Unrealized Gain/(Loss)	Weighted Average Coupon	Estimated Weighted Average Yield (3)
($ amounts in thousands)
Agency RMBS:
30-Year Mortgages
3.5%	$88,735	$5,167	$93,902	$91,263	$(2,639)	3.50%	2.58%
4.0%	1,295,054	95,147	1,390,201	1,372,490	(17,711)	4.00%	2.83%
4.5%	537,388	40,294	577,682	584,812	7,130	4.50%	2.96%

	1,921,177	140,608	2,061,785	2,048,565	(13,220)	4.12%	2.86%

15-Year Mortgages
3.0%	50,435	1,352	51,787	52,309	522	3.00%	2.48%

Agency IOs (4)	—	—	39,144	42,368	3,224	3.96%	0.67%

Agency Inverse IOs(4)	—	—	25,070	25,161	91	6.06%	13.52%

Total Agency RMBS	1,971,612	141,960	2,177,786	2,168,403	(9,383)	4.17%	2.93%

Non-Agency RMBS	1,630,824	(309,156)	1,321,668	1,413,194	91,526	1.23%	6.16%

Total RMBS	$3,602,436	$(167,196)	$3,499,454	$3,581,597	$82,143	3.01%	4.15%

Securitized Mortgage Loans	144,145	(44,441)	99,704	109,712	10,008	5.79%	7.81%

Other Investment Securities	11,295	40	11,335	11,846	511	3.55%	3.64%

Warehouse Line	13,462	—	13,462	13,462	—	5.15%	5.15%

Total Portfolio	$3,771,338	(211,597)	$3,623,955	$3,716,617	$92,662	3.11%	4.26%

(1)	A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At June 30, 2014, our non-Agency RMBS had gross discounts of $309,340, which included credit discounts of $99,231 and other-than-temporary impairments (“OTTI”) of $11,853.
(2)	Amortized cost is reduced by unrealized losses that are classified as OTTI. The Company recognized OTTI of $2,219 and $782 on RMBS and securitized mortgage loans, respectively, for the three months ended June 30, 2014.
(3)	The estimated weighted average yield at the date presented incorporates estimates for future prepayment assumptions on all RMBS and loss assumptions on non-Agency RMBS.
(4)	Agency IOs and Agency Inverse IOs are interest only (“IO”) securities that have no principal balance and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on interest-only classes of securities. At June 30, 2014, the Company’s Agency IOs had a notional balance of $401,322 and the Company’s Agency Inverse IOs had a notional balance of $123,339.

As of June 30, 2014, the average cost basis of the Company’s Agency RMBS pass-through portfolio was 107.2% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 81.0% of par value.

The Agency RMBS pass-through portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) for the quarter ended June 30, 2014 of 6.6%. Including Agency IOs and Agency Inverse IOs, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 6.7% for the quarter ended June 30, 2014.

Portfolio Financing

At June 30, 2014, the Company had master repurchase agreements with 24 counterparties and had outstanding repurchase borrowings with 17 counterparties totaling approximately $3.0 billion.

(Table 2)

The following table sets forth the Company’s borrowings at June 30, 2014:

($ amounts in thousands)	Balance	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity
Repurchase agreement borrowings:
Agency RMBS	$1,905,783	0.35%	22 days
Non-Agency RMBS(1)	1,075,603	1.99	174 days
Other investment securities	10,603	1.83	24 days

Total repurchase agreements	$2,991,989	0.94%	77 days

Securitized debt	$37,348	4.00%	55 months	(2)

Total borrowings	$3,029,337	0.98%

(1)	Includes $28,569 of repurchase borrowings collateralized by $48,638 of non-Agency RMBS that were eliminated from the Company’s consolidated balance sheet in consolidation with the variable interest entity associated with the Company’s securitization transaction.
(2)	Securitized debt, which represents non-recourse senior securities sold to third parties in connection with a securitization transaction, has a final contractual maturity of May 2047. Weighted average remaining maturity represents the estimated final maturity of the security based on the final projected repayment of principal. The actual maturity of the securitized debt may differ significantly from this estimate given that actual interest collection, mortgage prepayments and/or losses on liquidation of mortgages may differ significantly from those expected.

(Table 3)

The Company’s derivative instruments consisted of the following at June 30, 2014:

($ amounts in thousands)	Notional Amount	Estimated Fair Value
Swaps – assets	$957,000	$18,087
Swaptions – assets	1,335,000	2,855
Swaps – (liabilities)	730,000	(8,729)

Total derivative instruments	$3,022,000	$12,213

(Table 4)

The following table summarizes the average fixed-pay rate and average maturity for the Company’s Swaps at June 30, 2014:

Term to Maturity ($ amounts in thousands)	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
Greater than 1 year up to 3 years	$580,000	1.20%	2.7
Greater than 3 years up to 5 years	529,000	0.90	3.4
Greater than 5 years	578,000	2.13	8.4

Total	$1,687,000	1.43%	4.9

(Table 5)

At June 30, 2014, the Company’s Swaptions had an aggregate notional amount of $1.3 billion. The following table presents information about the Company’s Swaptions at June 30, 2014:

($ amounts in thousands)	Option		Underlying Swap
Fixed-Pay Rate for Underlying Swap	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Swap Terms (Years)
2.50 – 3.00%	$879	11	$160,000	5.0
3.50 – 4.00%	1,976	6	1,075,000	10.0
4.00 – 4.50%	—	2	100,000	10.0

	$2,855	6	$1,335,000	9.4

Estimated Taxable Income

Estimated taxable income for the quarter ended June 30, 2014 was $0.42 per share of common stock, or $0.10 lower than the Company’s operating earnings per share of common stock. This difference primarily reflects estimated tax to GAAP timing differences associated with: (i) discount accretion on certain non-Agency RMBS and (ii) premium amortization on certain Agency RMBS.

Book Value

The Company’s book value per share of common stock at June 30, 2014 was $19.49 as compared to book value per share of common stock of $18.64 at March 31, 2014.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Wednesday, August 6, 2014 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s second quarter 2014 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. and reference the Apollo Residential Mortgage, Inc. Teleconference Call (number 71514326). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Wednesday, August 6, 2014, and ending at midnight on Wednesday, August 13, 2014. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 71514326.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $159.3 billion of assets under management at March 31, 2014.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives, including information about the ability of the Company to generate attractive returns while attempting to mitigate risk. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands—except share and per share data)

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets:
Cash	$98,014	$127,959
Restricted cash	45,092	67,458
RMBS, at fair value (of which $3,379,235 and $3,317,060 were pledged as collateral, respectively)	3,581,597	3,503,326
Securitized mortgage loans (transferred to a consolidated VIE), at fair value	109,712	110,984
Other investment securities, at fair value (of which $11,846 and $11,515 were pledged as collateral, respectively)	11,846	11,515
Warehouse line receivable	13,462	—
Investment related receivable (of which $0 and $21,959 were pledged as collateral, respectively)	3,136	24,887
Interest receivable	10,087	10,396
Deferred financing costs, net	817	882
Derivative instruments, at fair value	20,942	53,315
Other assets	705	854

Total Assets	$3,895,410	$3,911,576

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$2,991,989	$3,034,058
Non-recourse securitized debt, at fair value	38,656	43,354
Investment related payable	13,299	—
Obligation to return cash held as collateral	11,426	38,654
Accrued interest payable	11,077	8,708
Derivative instruments, at fair value	8,729	4,610
Payable to related party	5,218	5,444
Dividends payable	16,912	16,812
Accounts payable and accrued expenses	1,069	2,335

Total Liabilities	3,098,375	3,153,975

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 32,051,303 and 32,038,970 shares issued and outstanding, respectively	320	320
Additional paid-in-capital	792,877	792,010
Retained earnings/(accumulated deficit)	3,769	(34,798)

Total Stockholders’ Equity	797,035	757,601

Total Liabilities and Stockholders’ Equity	$3,895,410	$3,911,576

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands – except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Interest Income:
RMBS	$35,991	$39,032	$71,816	$75,946
Securitized mortgage loans	1,927	2,297	4,173	3,630
Other	223	—	332	—

Total Interest Income	38,141	41,329	76,321	79,576

Interest Expense:
Repurchase agreements	(7,078)	(6,729)	(13,904)	(12,636)
Securitized debt	(432)	(508)	(874)	(818)

Total Interest Expense	(7,510)	(7,237)	(14,778)	(13,454)

Net Interest Income	30,631	34,092	61,543	66,122

Other Income/(Loss):
Realized loss on sale of RMBS, net	(7,072)	(47,508)	(18,882)	(31,713)
Gain/(loss) on derivative instruments, net (includes ($14,467), $79,778, ($33,185) and $78,119 of unrealized gains/(losses), net, respectively)	(27,133)	83,369	(64,323)	77,571
Unrealized gain/(loss) on RMBS, net	51,590	(134,822)	102,237	(167,870)
Unrealized gain/(loss) on securitized debt	(364)	887	(354)	15
Unrealized gain/(loss) on securitized mortgage loans, net	2,042	(3,473)	3,096	(625)
Unrealized gain on other investment securities	54	—	176	—
Other, net	(49)	43	(31)	68

Other Income/(Loss), net	19,068	(101,504)	21,919	(122,554)

Operating Expenses:
General and administrative (includes ($408), ($146), ($867) and ($545) of non-cash stock based compensation, respectively)	(2,921)	(2,434)	(6,016)	(5,285)
Management fee – related party	(2,774)	(2,921)	(5,560)	(5,710)

Total Operating Expenses	(5,695)	(5,355)	(11,576)	(10,995)

Net Income/(Loss)	$44,004	$(72,767)	$71,886	$(67,427)

Preferred Stock Dividends Declared	(3,450)	(3,450)	(6,900)	(6,900)

Net Income/(Loss) Allocable to Common Stock and Participating Securities	$40,554	$(76,217)	$64,986	$(74,327)

Earnings/(Loss) per Common Share – Basic	$1.26	$(2.39)	$2.02	$(2.59)

Earnings/(Loss) per Common Share – Diluted	$1.25	$(2.39)	$2.01	$(2.59)

Dividends Declared per Share of Common Stock	$0.42	$0.70	$0.82	$1.40

Reconciliations of Non-GAAP Financial Measures

Included in this press release are disclosures about the Company’s “operating earnings,” “operating earnings per share of common stock,” “effective cost of funds,” “effective interest expense,” “effective levered asset yield” and “effective net interest rate spread” which measures constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that the non-GAAP financial measures presented, when considered together with GAAP financial measures, provide information that is useful to investors in understanding the Company’s operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating earnings and operating earnings per share of common stock presented exclude, as applicable: (i) certain realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one-time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating earnings is a non-GAAP financial measure that is used by the Manager to assess the Company’s business results.

While the Company has not elected hedge accounting under GAAP for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates. To present for investors how the Company views its Swaps, the Company provides the “effective cost of funds” which is comprised of GAAP interest expense plus the interest expense component for Swaps. The interest expense component of the Company’s Swaps reflects the net interest payments made or accrued on its Swaps. The Company believes that the presentation of effective cost of funds is useful for investors as it presents the Company’s borrowing costs as viewed by management.

The Company believes that the non-GAAP measures presented provide investors and other readers of this press release with meaningful information to assess the performance of the Company’s ongoing business and believes it is useful supplemental information for both management and investors in evaluating the Company’s financial results. The primary limitation associated with operating earnings as a measure of the Company’s financial performance over any period is that such measure excludes, except for the net interest component of Swaps, the effects of net realized and unrealized gains and losses from investments and realized and unrealized gains and losses from derivative instruments. In addition, the Company’s presentation of operating earnings may not be comparable to similarly-titled measures of other companies, who may use different definitions or calculations for such term. As a result, operating earnings should not be considered as a substitute for GAAP net income as a measure of the Company’s financial performance or the Company’s liquidity under GAAP.

A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three and six month periods ended June 30, 2014 and the three and six month periods ended June 30, 2013, are presented in the tables below.

(Table 6)

The following table reconciles net income allocable to common stockholders with operating earnings for the three months ended June 30, 2014 and June 30, 2013, respectively:

	Three months ended June 30, 2014		Three months ended June 30, 2013
($ amounts in thousands except share and per share data)	Per Share(1)		Per Share(1)
Net income/(loss) allocable to common stockholders	$40,291	$1.26	$(76,356)	$(2.39)
Adjustments:
Non-cash stock-based compensation expense	408	0.01	146	—
Unrealized (gain)/loss on RMBS, net	(51,590)	(1.61)	134,822	4.21
Unrealized (gain)/loss on derivatives, net	14,467	0.45	(79,778)	(2.49)
Unrealized (gain)/loss on securitized mortgage loans, net	(2,042)	(0.06)	3,473	0.11
Unrealized (gain)/loss on securitized debt	364	0.01	(887)	(0.03)
Unrealized (gain) on other investment securities	(54)	—	—	—
Realized loss on sale of RMBS, net	7,072	0.22	47,508	1.49
Realized (gain)/loss on Swap/Swaption terminations and expirations, net	7,585	0.24	(10,028)	(0.31)
Tax amortization of gain/(loss) on Swaption terminations and expirations, net	(48)	—	—	—
Other	68	—	—	—

Total adjustments to arrive at operating earnings:	(23,770)	(0.74)	95,256	2.98

Operating earnings	$16,521	$0.52	$18,900	$0.59

Weighted average shares of common stock	32,019,863		31,995,321

(1)	Reflects basic per share impact of each component presented.

(Table 7)

The following table reconciles net income allocable to common stockholders with operating earnings for the six months ended June 30, 2014 and June 30, 2013, respectively:

	Six months ended June 30, 2014		Six months ended June 30, 2013
($ amounts in thousands except share and per share data)	Per Share(1)		Per Share(1)
Net income/(loss) allocable to common stockholders	$64,570	$2.02	$(74,600)	$(2.59)
Adjustments:
Non-cash stock-based compensation expense	867	0.03	545	0.02
Unrealized (gain)/loss on RMBS, net	(102,237)	(3.19)	167,870	5.82
Unrealized (gain)/loss on derivatives, net	33,185	1.04	(78,119)	(2.71)
Unrealized (gain)/loss on securitized mortgage loans, net	(3,096)	(0.10)	625	0.02
Unrealized (gain)/loss on securitized debt	354	0.01	(15)	—
Unrealized (gain) on other investment securities	(176)	(0.01)	—	—
Realized loss on sale of RMBS, net	18,882	0.59	31,713	1.10
Realized loss on Short TBA Contracts	7,156	0.22	—	—
Realized (gain)/loss on Swaps/Swaption terminations and expirations, net	14,112	0.44	(10,028)	(0.34)
Tax amortization of gain/(loss) on Swaption terminations and expirations, net	(92)	—	—	—
Other	68	—	—	—

Total adjustments to arrive at operating earnings:	(30,977)	(0.97)	112,591	3.91

Operating earnings	$33,593	$1.05	$37,991	$1.32

Weighted average shares of common stock	32,017,640		28,858,241

(1)	Reflects basic per share impact of each component presented.

(Table 8)

The following table reconciles the effective cost of funds with interest expense for the three months ended June 30, 2014:

	Three months ended June 30, 2014
($ amounts in thousands)	Reconciliation	Cost of Funds/ Effective Cost of Funds
Interest Expense	$7,510	1.01%
Adjustment:
Net interest paid for Swaps	5,081	0.68%

Effective interest expense/effective cost of funds	$12,591	1.69%

Weighted average balance of borrowings	$2,939,415